As filed with the Securities and Exchange Commission on September 3, 2014 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		36-2443580
(State or other jurisdiction of Incorporation or organization)	901 3rd Avenue South Minneapolis, MN 55402 Telephone: (612) 851-7000	(I.R.S. Employer Identification No.)

(Address of principal executive offices)

_______________________________

VALSPAR CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN

(Full title of the Plan)

_______________________________

Rolf Engh Executive Vice President, General Counsel and Secretary The Valspar Corporation 901 3rd Avenue South Minneapolis, MN 55402 Telephone: (612) 851-7000 (Name and address of agent for service)	Copy to: Martin R. Rosenbaum, Esq. Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South 7th Street Minneapolis, MN 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerate filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☑	Accelerated Filer ☐
Non- Accelerated Filer ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee (2)
Deferred compensation obligations (1)	$100,000,000	N/A	$100,000,000	$12,880

(1)	The deferred compensation obligations are unsecured obligations of The Valspar Corporation to pay deferred compensation in the future in accordance with the terms of the Valspar Corporation Nonqualified Deferred Compensation Plan.
(2)	Solely for the purpose of determining the registration fee pursuant to Rule 457(h), the amount of deferred compensation obligations registered is based upon an estimate of the amount of compensation participants may defer under the plan.

PART I

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated herein by this reference:

(a)   Annual Report on Form 10-K for the fiscal year ended October 25, 2013;

(b)   The Definitive Proxy Statement dated January 17, 2014 for the Annual Meeting of Stockholders held on February 19, 2014;

(c)   Quarterly Reports on Form 10-Q for the three months ended January 24, 2014, April 25, 2014 and July 25, 2014; and

(d)   Current Reports on Form 8-K filed on February 24, 2014 and May 15, 2014.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

The securities being registered represent obligations of The Valspar Corporation, a Delaware corporation (“Valspar”), to pay deferred compensation in the future (the “Obligations”) to directors and designated key employees of Valspar and each of its subsidiaries which is a participating company (each, a “Participant” and collectively, the “Participants”) in accordance with the terms of the Valspar Corporation Nonqualified Deferred Compensation Plan (the “Plan”). This Registration Statement registers $100,000,000 of Obligations to be offered to the Participants.

The Plan is an unfunded, nonqualified deferred compensation program sponsored by Valspar. The amount of eligible compensation to be deferred by each Participant is determined in accordance with the terms of the Plan based on elections by the Participant. Participants may defer up to 50% of their annual base salary and up to 100% of any annual cash bonuses, cash-settled RSUs and lost ERISA payments. Director Participants may defer up to 100% of the cash portion of their annual retainers. In its discretion, Valspar may make additional contributions to be credited to the account of any or all Participants in the Plan. A Participant will be 100% vested at all times in the amounts credited to the Participant’s Plan account, including any additional contributions made by Valspar.

The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future to the Participants according to the terms of the Plan. Although the value of a Participant’s Plan account (and, therefore, the amount of the liability under an Obligation) will be based upon the performance of the investment funds corresponding to the investment alternatives, the Participant will not have an actual interest in such investment funds but only in the Obligations. The Company is under no obligation to invest any portion of the Obligations in any of the investment funds to which investment alternatives are indexed.

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Distributions are made upon death or on or after certain payment events elected by the Participant, including specified future dates, separation from service or a change in control.

Under the terms of the Plan, Valspar may establish a trust as a reserve for the benefits payable under the Plan. Distributions from the Plan are governed by the Internal Revenue Code and the Plan. The Plan may be amended by the Company at any time. No amendment shall affect the payment of, or decrease the benefits attributable to, compensation deferred prior to such amendment.

The description above is a summary and is qualified in its entirety by the terms of (i) the adoption agreement for the Plan, which is filed as Exhibit 10.1 to this registration statement and is incorporated herein by this reference, and (ii) the Plan, which is filed as Exhibit 10.2 to this registration statement and is incorporated herein by this reference.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of The Valspar Corporation in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of The Valspar Corporation in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

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Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to The Valspar Corporation to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by us.

Article IX of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling The Valspar Corporation pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit	Description

4.1	Adoption Agreement for the Valspar Corporation Nonqualified Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 15, 2014).
4.2	Valspar Corporation Nonqualified Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on May 15, 2014).
5.1	Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.

23.2	Consent of General Counsel of Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on this 3rd day of September, 2014.

THE VALSPAR CORPORATION

By:	/s/Rolf Engh
Rolf Engh, Secretary

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints Gary E. Hendrickson and Rolf Engh, signing singly as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/Gary E. Hendrickson	9/03/2014	/s/Jack J. Allen	9/03/2014
Gary E. Hendrickson, Chairman and		Jack J. Allen, Director
Chief Executive Officer and
Director (principal executive officer)		/s/John M. Ballbach	9/03/2014
John M. Ballbach, Director
/s/James L. Muehlbauer	9/03/2014
James L. Muehlbauer, Executive Vice		/s/John S. Bode	9/03/2014
President and Chief Financial and		John S. Bode, Director
Administrative Officer (principal
financial officer)		/s/William M. Cook	9/03/2014
William M. Cook, Director
/s/Brenda A. McCormick	9/03/2014
Brenda A. McCormick, Corporate		/s/Jeffrey H. Curler	9/03/2014
Controller (principal accounting		Jeffrey H. Curler, Director
officer)
		/s/Shane D. Fleming	9/03/2014
Shane D. Fleming, Director

		/s/Ian R. Friendly	9/03/2014
Ian R. Friendly, Director

		/s/Janel S. Haugarth	9/03/2014
Janel S. Haugarth, Director

		/s/Mae C. Jemison	9/03/2014
Mae C. Jemison, Director
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EXHIBIT INDEX
Exhibit	Description
4.1	Adoption Agreement for the Valspar Corporation Nonqualified Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 15, 2014).
4.2	Valspar Corporation Nonqualified Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on May 15, 2014).
5.1	Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP.
23.2	Consent of General Counsel of registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

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